Exhibit 99.2

                                              Contact:  Peter W. Keegan
                                                        Senior Vice President
                                                        (212) 521-2950

                                                        Candace Leeds
                                                        V.P. of Public Affairs
CAROLINA GROUP                                          (212) 521-2416
--------------
                                                        Joshua E. Kahn
LOEWS CORPORATION                                       Investor Relations
-----------------                                       (212) 521-2788

FOR IMMEDIATE RELEASE
---------------------

                       CAROLINA GROUP REPORTS NET INCOME
                       ---------------------------------
                        FOR THE SECOND QUARTER OF 2004
                        ------------------------------


  NEW YORK, July 29, 2004-Loews Corporation (NYSE:LTR) today reported Carolina Group net income for the 2004 second quarter of $121.4 million, compared to $108.4 million in the 2003 second quarter. Net income for the second quarter of 2003 included a $26.0 million charge ($16.8 million after taxes) to settle litigation with tobacco growers. Net income attributable to Carolina Group stock (NYSE:CG) for the second quarter of 2004 was $40.6 million, or $0.70 per share of Carolina Group stock, compared to $25.0 million, or $0.63 per share in the comparable period of the prior year.

  The increase in net income attributable to Carolina Group stock for the second quarter of 2004, as compared to the corresponding period of the prior year, reflects the sale by Loews Corporation of 18,055,000 shares of Carolina Group stock in November of 2003. Net income per share of Carolina Group stock was not impacted by the sale of Carolina Group stock in November of 2003. Carolina Group stock represents a 33.43% and 23.01% economic interest in the Carolina Group for the three months ended June 30, 2004 and 2003, respectively.

  Net sales for the Carolina Group were $868.1 million in the second quarter of 2004, compared to $780.9 million in the 2003 second quarter. The increase in net sales reflects lower sales promotion expenses (accounted for as a reduction in net sales) and an increase in unit sales volume of 3.8%.

  Results of operations of the Carolina Group include interest expense of $24.3 and $30.6 million, net of taxes, for the three months ended June 30, 2004 and 2003, respectively, on notional intergroup debt. At June 30, 2004, $1.98 billion principal amount of notional intergroup debt was outstanding.

  Carolina Group net income for the first half of 2004 was $224.4 million, compared to $232.8 million in the 2003 first half. Net income for the first half of 2003 included a $26.0

                                 Page 1 of 4

million charge ($16.8 after taxes) to settle litigation with tobacco growers and a $28.0 million charge ($17.1 million after taxes) to resolve indemnification claims and trademark matters in connection with the 1977 sale by Lorillard of its international business. Net income attributable to Carolina Group stock for the first half of 2004 was $75.0 million, or $1.29 per share of Carolina Group stock, compared to $53.6 million, or $1.34 per share in the comparable period of the prior year. The increase in net income reflects the November of 2003 sale by Loews Corporation of Carolina Group stock discussed above.

  Net sales for the Carolina Group were $1.636 billion in the first half of 2004, compared to $1.625 billion in the comparable period of the prior year. The increase in net sales reflects an increase in unit sales volume of 1.2% offset by increased sales promotion expenses (accounted for as a reduction in net sales).

  Results of operations of the Carolina Group include interest expense of $48.9 and $59.9 million, net of taxes, for the six months ended June 30, 2004 and 2003, respectively, on notional intergroup debt.

  The Carolina Group stock, commonly called a tracking stock, is intended to reflect the economic performance of a defined group of the Company's assets and liabilities, referred to as the Carolina Group, principally consisting of the Company's subsidiary Lorillard, Inc. The Carolina Group, a notional group, is not a separate legal entity. The purpose of this financial information is to provide investors with additional information to use in analyzing the results of operations and financial condition of the Carolina Group, and this financial information should be read in conjunction with the consolidated financial information of Loews Corporation.

  As of June 30, 2004, there were 57,966,750 shares of Carolina Group stock outstanding representing a 33.43% economic interest. Depending on market conditions, the Company, for the account of the Carolina Group, from time to time may purchase shares of Carolina Group stock in the open market or otherwise.

                                    # # #

  Loews Corporation has issued a separate press release reporting its consolidated results for the second quarter of 2004, which accompanies this press release.

  A conference call to discuss the second quarter results of Loews Corporation has been scheduled for 11:00 a.m. EDT, Thursday, July 29, 2004. A live broadcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 692-2592. An online replay will be available at the Company's website following the call.

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Carolina Group
Financial Review

                                                                          June 30,
                                                     -------------------------------------------
                                                           Three Months             Six Months
                                                     -------------------------------------------
                                                          2004        2003       2004      2003
                                                     -------------------------------------------
                                                    (Amounts in millions, except per share data)

Net sales (a)                                          $ 868.1    $  780.9   $1,636.0  $1,625.1

Cost of sales (a) (b)                                    532.3       454.9      999.6     921.4
Selling, advertising and administrative (c)              103.3       120.1      203.3     254.8
                                                       -----------------------------------------

Total operating costs and expenses                       635.6       575.0    1,202.9   1,176.2
                                                       -----------------------------------------

Operating income                                         232.5       205.9      433.1     448.9
Investment income                                          6.5         8.9       15.0      17.7
Interest expense                                         (39.8)      (47.3)     (80.1)    (95.5)
                                                       -----------------------------------------

Income before income taxes                               199.2       167.5      368.0     371.1
Income taxes                                              77.8        59.1      143.6     138.3
                                                       -----------------------------------------

Net income                                               121.4       108.4      224.4     232.8
Earnings attributable to the Loews Group
  intergroup interest                                     80.8        83.4      149.4     179.2
                                                       -----------------------------------------

Income attributable to Carolina Group
  shareholders (d)                                     $  40.6    $   25.0    $  75.0  $   53.6
                                                       =========================================

Per share of Carolina Group stock (e)                  $  0.70    $   0.63    $  1.29  $   1.34
                                                       =========================================

Weighted number of shares outstanding                    57.97       39.91      57.97     39.91
                                                       =========================================

(a) Includes excise taxes of $169.5, $163.4, $325.7 and $320.3 for the respective periods.
(b) Includes charges of $234.3, $180.1, $435.4 and $377.6 ($142.8, $116.3, $265.5 and $236.9
    after taxes) to accrue obligation under the State Settlement Agreements for the respective periods.
(c) Includes a $26.0 charge ($16.8 after taxes) in the three and six months ended June 30, 2003 to settle litigation with tobacco growers and includes a $28.0 charge ($17.1 after taxes) in the six months ended June 30, 2003 to resolve indemnification claims and trademark matters in connection with the 1977 sale by Lorillard of its international business.
(d) Represents 33.43%, 23.01%, 33.43% and 23.01% of the economic interest in the Carolina Group for the respective periods.
(e) Earnings per common share-assuming dilution is not presented because securities that could potentially dilute basic earnings per share in the future would have been insignificant or antidilutive for the periods presented.

                                    Page 3 of 4

Carolina Group
Supplemental Information

The following information regarding unit volume shipped by Lorillard Tobacco Company to its direct buying customers by brand as follows (all units in thousands):

                                                                        June 30,
                                                ------------------------------------------------
                                                         Three Months             Six Months
                                                ------------------------------------------------
                                                        2004       2003         2004        2003
                                                ------------------------------------------------


Full Price Brands

Total Newport                                      8,102,336   7,700,142  15,482,294  15,171,507
Total Kent Family                                    225,173     279,439     435,622     548,428
Total True                                           173,459     202,554     334,223     395,298
Total Max                                             12,006      14,481      23,313      28,089
Total Satin                                            2,133       2,871       4,227       5,697
Total Triumph                                            358         945         886       1,962
                                                 -----------------------------------------------

Total Full Price Brands                            8,515,465   8,200,432  16,280,565  16,150,981
                                                 -----------------------------------------------

Price/Value Brands

Total Old Gold                                       234,240     271,575     453,054     517,920
Total Maverick                                       182,244     118,149     337,806     200,823
                                                 -----------------------------------------------

Total Price/Value Brands                             416,484     389,724     790,860     718,743
                                                 -----------------------------------------------

Total Domestic Cigarettes                          8,931,949   8,590,156  17,071,425  16,869,724

Total Puerto Rico and U.S. Possessions               199,476     209,723     411,340     401,741
                                                 -----------------------------------------------

Grand Total                                        9,131,425   8,799,879  17,482,765  17,271,465
                                                 ===============================================

Notes:

1. This information is unaudited and is not adjusted for returns.
2. Unit volume for a quarter is not necessarily indicative of unit volume for any subsequent period.
3. Unit volume is not necessarily indicative of the level of revenues for any period.

                                     Page 4 of 4